PURCHASE AND SALE AGREEMENT



                                       by

                                       and

                                     between




                         NATHANS FAMOUS OPERATING CORP.,
                             A Delaware corporation


                                    "Seller"



                                       and

                                THOR REALTY, LLC,
                      A New York limited liability company


                                   "Purchaser"





                                   Dated as of
                                February 23, 2005

                                      INDEX
                                      -----



1.       IDENTIFICATION OF PARTIES............................................1

2.       DESCRIPTION OF THE PROPERTY..........................................1

3.       THE PURCHASE PRICE...................................................1

4.       TITLE; VIOLATIONS.....................................................2

5.       INSPECTION...........................................................3

6.       REPRESENTATIONS AND WARRANTIES OF SELLER ............................4

7.       PREPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER..............6

8.       INTENTIONALLY OMITTED

9.       CONFIDENTIALITY......................................................8

10.      CONDITIONS PRECEDENT TO CLOSING.....................................8

11.      COVENANTS OF SELLER.................................................10

12.      SELLER'S CLOSING DELIVERIES.........................................10

13.      PURCHASER'S CLOSING DELIVERIES.......................................11

14.      PRORATIONS AND ADJUSTMENTS..........................................11

15.      CLOSING.............................................................12

16.      CLOSING COSTS.......................................................12

17.      RISK OF LOSS........................................................13

18.      DEFAULT.............................................................14

19.      BROKER'S COMMISSION.................................................14

20.      1314 BOWERY ASSIGNMENT AND ASSUMPTION OF LEASE...................

21.      INDEMNIFICATION.....................................................15

22.      MISCELLANEOUS.....................................................15

TABLE OF EXHIBITS
-----------------

Exhibit A         Legal Description of the Land
Exhibit B         Permitted Exceptions
Exhibit C         Service Contracts
Exhibit D         Form of Bill of Sale
Exhibit E         Form of General Assignment
Exhibit F         Lease
Exhibit G         Nathan's Lease

                          PURCHASE AND SALE AGREEMENT


         1.       IDENTIFICATION OF PARTIES.
                  -------------------------

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of February 23, 2005, by and between NATHANS FAMOUS OPERATING CORP., formerly known as Nathan's Famous, Inc., a Delaware corporation having an address of 1400 Old Country Road, Ste. 400, Westbury, NY 11590 ("Seller"), and THOR REALTY, LLC, a New York limited liability company having an address of 139 Fifth Avenue, New York, NY 10010 ("Purchaser").


         2.       DESCRIPTION OF THE PROPERTY.
                  ---------------------------

     Seller hereby agrees to sell, assign and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller's right, title and interest in and to the following:

     (a) That certain real property located at 1219 Bowery, in the City of New York, County of Kings, State of New York, more particular1y described on Exhibit
                                                                         -------
A attached  hereto  and  incorporated  herein by this  reference  (the  "Land"),
--
together with the building and any other improvements located thereon (the "Building");

     (b) All rights, privileges, easements and appurtenances to the Land and the Building, if any, including, without limitation, all of Seller's right, title and interest in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Building (the Land, the Building and all such easements and appurtenances are sometimes collectively hereinafter referred to as the "Real Property");

     (c) All of the interest of Seller in all assignable commission, management, maintenance, service and supply agreements and contracts affecting the Real Property ("Service Contracts") (a schedule of all presently existing Service Contracts for the Real Property is attached hereto as Exhibit C and incorporated
                                                      ---------
herein).

     (d) All of the interests of Seller in all assignable permits, licenses, certificates and approvals ("Permits") relating to the Real Property.

     (e) Seller's interest (if any) in and to any service contracts, guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, to the extent assignable (collectively, the "Intangible Property"). (The Real Property, the Service Contracts, the Permits and the Intangible Property are sometimes collectively hereinafter referred to as the "Property").


3.       THE PURCHASE PRICE.
         ------------------

     The purchase price for the Property is Three Million One Hundred Thousand Dollars ($3,100,000.00) (the "Purchase Price") and shall be paid by Purchaser to Seller at the Closing (as that term is defined in Section 15 below) as follows:
                                                  ----------

     (a) Within two (2) business days after execution of this Agreement by all parties, Purchaser shall deposit in escrow with Kramer, Coleman, Wactlar & Lieberman, P.C. ("Escrow Agent") an initial earnest money deposit in immediately available funds in the amount of Three Hundred Ten Thousand Dollars ($310,000.00) (the "Deposit").

     (b) The Deposit paid by Purchaser pursuant to the terms hereof shall be held by Escrow Agent, pursuant to a separate escrow agreement, in an interest bearing account insured by the federal government in an institution reasonably acceptable to Seller. In the event the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit (plus all interest accrued thereon) shall be paid to Seller. In the event the purchase and sale of the Property is not consummated because of the failure of any Purchaser's Condition Precedent (as defined in Section 10 below), except for a default under this Agreement on the part of Purchaser, the Deposit (plus all interest accrued thereon) shall be immediately refunded to Purchaser. In the event the purchase and sale of the Property is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit (plus all interest accrued thereon) shall be paid to and retained by Seller pursuant to Section 18(b).

     (c) The balance of the Purchase Price shall be paid to Seller by wire transfer of immediately available funds at the Closing, net of all prorations as provided herein.

     (d) (i) The duties and obligations of the Escrow Agent are only such as herein specifically provided, being purely ministerial in nature. The Escrow Agent shall incur no liability for any error in judgment, for any act done or step taken or omitted to be taken by it in good faith, for any mistake of fact or law or for any reason whatsoever except for its own willful misconduct.

     (ii) Seller and Purchaser hereby release the Escrow Agent from any act done or omitted to be done by it in good faith in the performance of its duties hereunder. Seller and Purchaser hereby agree to indemnify and hold harmless the Escrow Agent from and against any and all losses, costs, claims, liabilities and expenses (including without limitation reasonable attorneys' fees) incurred by the Escrow Agent in connection with the Deposit or in its capacity as Escrow Agent hereunder.

     (iii) The Escrow Agent is also counsel to Seller and shall have the right to continue such representation in all events or circumstances.

         4.       TITLE; VIOLATIONS.
                  -----------------

     (a) Promptly after the execution hereof, Purchaser shall order from any title insurance or abstract company licensed in New York and acceptable to Purchaser ("Title Company"), and shall deliver or cause to be delivered to Seller's attorney within thirty (30) days after its receipt thereof, a commitment for an a title insurance policy pertaining to the Real Property (the "Commitment"), all at Purchaser's sole cost and expense.

     (b) Seller shall remove all title exceptions delineated on the Commitment, except the Permitted Exceptions listed on Exhibit B. In the event Seller is unable to remove the title exceptions listed in the Commitment, other than the Permitted Exceptions, then Purchaser shall have the right and option to cancel the Contract. In the event Purchaser elects to cancel the Contract, Seller shall immediately return the Deposit to Purchaser together with the aggregate amount of Purchaser's third party costs as identified in Section 4(c). Seller shall be entitled to reasonable adjournments of the Closing, not to exceed 60 days in the aggregate for the purpose of eliminating any objections to title, but nothing herein contained shall require Seller to bring any action or proceeding, or incur any expenses that are reasonably expected to exceed $25,000 in the aggregate (the "Maximum Amount") (except to the extent provided in the next succeeding sentence) in order to render the title to be in accordance with this Agreement. In the case of any exceptions to title which can be removed or insured against by the Title Company solely by the payment of a liquidated sum of money, (i.e. unpaid taxes, assessments, water charges, sewer rents and other liquidated liens), Seller shall be obligated to pay, or deposit with the Title Company at the Closing, such liquidated sum for the removal of such title exceptions.

     (c) If, as of the Closing Date, title to the Land or the Building shall not be as provided in this Agreement, Purchaser shall have the option of either (i) terminating this Agreement, in which event the Escrow Agent shall pay the Deposit to Purchaser and Seller shall reimburse Purchaser for Purchaser's third party costs, whereupon neither party shall have any further rights or obligations hereunder, or (ii) accepting such title as Seller shall be able to convey, without any reduction of the Purchase Price or any credit or allowance against the same, except that if there shall be an encumbrance which is not a Permitted Encumbrance and which can be removed by the payment of a liquidated sum of money, Purchaser shall be entitled to an offset against the Purchase Price in an amount equal to such sum. The term "Purchaser's third party costs" shall mean the expense actually incurred by Purchaser for title search (when not obtaining a title policy) and survey preparation.

     (d) If on the Closing Date the Real Property is subject to any notes or notices of violation of law or municipal ordinances, orders or requirements, that have been noted in or issued by any federal, state or municipal department having jurisdiction, and which have not been fully remedied and discharged of record ("Violations"), Seller, at its expense, shall be obligated to cure and discharge each Violation prior to the Closing and pay any fines associated therewith.


     5. Intentionally omitted.


     6. REPRESENTATIONS AND WARRANTIES OF SELLER.
        ----------------------------------------

     Seller represents and warrants to Purchaser that the following matters are true and correct in all material respects as of the execution of this Agreement and will also be true and correct in all material respects as of the Closing:

     (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by its pursuant to this Agreement (the "Seller's Documents") and to perform all obligations arising under this Agreement and under the Seller's Documents.

     (b) This Agreement constitutes, and the Seller's Documents will each constitute, the legal, valid, and binding obligation of Seller, enforceable in accordance with their respective terms, covenants, and conditions (except to the extent that such enforcement may be limited by applicable bankruptcy or insolvency laws). This Agreement and the Seller's Documents do not and will not contravene any provision of the by laws of Seller, any judgment, order, decree, writ or injunction, or any provision of any existing law or regulation and do not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

     (c) There are no pending legal proceedings or administrative actions of any kind or character materially and adversely affecting the Property or Seller's interest therein.

     (d) There are no violations of any federal, state or municipal laws, ordinances with regard to any portion of the Property and no written notice of any such violation has been issued by any governmental authority; no heating equipment, garbage disposal, compactor, incinerator or other burning equipment at the Property violates any applicable federal, state or municipal law, ordinance, order, regulation or requirement.

     (e) Seller has no knowledge of and has received no written notice from any city, county, state or other government authority (i) of any order or directive requiring any work of repair, maintenance or improvement be performed on the Property, or (ii) relating to defects in the Building or relating to noncompliance with any applicable building code or restriction that has not been corrected, or relating to any threat of impending condemnation.

     (f) Seller has no knowledge of: (i) the presence of any Hazardous Substances (as defined below) at, on or under the Property; (ii) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property; or (iii) any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the Property. As used in this Contract, "Hazardous Substances" shall mean (i) any "hazardous substance" defined both as of the date of this agreement as such in (or for the purpose of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss.9601(14) or any so-called "superfund" or "superlien" law;
(ii) any  "pollutant  or  contaminant"  now defined in 42 U.S.C.A.  ss.9601(33);
(iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) any "hazardous chemical" now defined in 29 C.F.R. Part 1910; and (vi) any other substance, regardless of physical form that is currently subject to: any other applicable local, state and/or federal environmental laws, rules, regulations, ordinances, administrative and judicial orders relating to the generation, recycling, reuse, storage, handling, transport and disposal of such Hazardous Substances including without limitation PCBs, asbestos and asbestos containing materials.

     (g) Except for that certain Lease, dated December __, 1994 annexed hereto as Exhibit F, there are no leases, tenancies, licenses or other occupancy agreements to which Seller is a party or by which Seller may be bound for any portion of the Land or Building.

     (h) There are no Service Contracts affecting the Property.

     (i) Intentionally omitted.

     (j) The Property constitutes a separate tax lot(s) which are not owned in common with any other party, and ad valorem real estate taxes have been assessed against each of such portion of the Property as a separate tax lot(s) without regard to property owned by any other party;

     (k) Neither the entry into nor the performance of, or compliance with, this Agreement (A) has resulted, or will result, in any violation of, or (B) is or will be in conflict with, or (C) has resulted, or will result, in the creation of any mortgage, lien, encumbrance or other charge upon the Property, or (D) constitutes or will constitute a default under any corporate charter, certificate of incorporation, by-law, partnership agreement, mortgage indenture, contract, permit, judgment, decree, order, statute, rule or regulation, applicable to Seller, or any entity constituting Seller or to the Property;

     (l) No approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority is required in connection with the valid execution and delivery of the compliance with this Agreement by Seller.

     (m) There is no condemnation proceeding pending with regard to all or part of the Property and, to the best of Seller's knowledge, there is no such proceeding contemplated by any governmental authority;

     (n) All certificates, permits and licenses from any governmental authority having jurisdiction over the Property which are necessary to permit the lawful use and operation of the buildings and improvements on the Property as they presently exist, have been obtained (or will be obtained prior to the Closing Date, and are now, and will continue to be at all times before the Closing Date, in full force and effect, and, to the best of Seller's knowledge, there is no pending threat of modification, cancellation, termination or expiration of any such certificate, permit, approval or license.

     (o) There is no violation of any restriction, condition or agreement contained in any instrument affecting the Property and Seller has received no notices of default from any third party who shall be benefited by any such restriction, condition or agreements. No covenants or restrictions, easements or other agreements, if any, to which Purchaser takes title subject to provide for forfeiture or reverter in the event of violation thereof, nor do they impose any restriction on alteration or demolition of any improvements constructed on the Premises;

     (p) Intentionally omitted;

     (q) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. At the Closing, Seller shall deliver an executed certificate in the applicable form set forth in Treasury Regulation Section 1.1445-2(b)(2);

     (r) Seller represents and warrants to Purchaser that it has received no notice, and has no knowledge, of any unconfirmed or pending assessments against the Property. If on the Closing Date the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement, those unpaid installments of such assessment which are then a charge or lien on the Property, shall be paid and discharged by Seller upon the Closing;

     (s) Seller has no notice of any pending actions, applications, orders, protests, proceedings or complaints against or affecting title to the Premises;

     The  representations  and  warranties  contained  in this Article 6 and any
                                                               ---------
other provision of this Agreement shall be true and correct on the Closing Date as if made on that date and shall not survive the Closing.

     At Closing, Seller shall deliver a certificate to Purchaser disclosing any material changes to the foregoing representations, or stating that there are no such material changes.


         7.       PURCHASER'S; REPRESENTATIONS,
                  WARRANTIES AND COVENANTS.
                  ------------------------

     Purchaser hereby represents and warrants to Seller, as follows:

     (a) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York and has the full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by its pursuant to this Agreement (the "Purchaser's Documents") and to perform all obligations arising under this Agreement and under the Seller's Documents.

     (b) This Agreement constitutes, and the Purchaser's Documents will each constitute, the legal, valid, and binding obligation of Purchaser, enforceable in accordance with their respective terms, covenants, and conditions (except to the extent that such enforcement may be limited by applicable bankruptcy or insolvency laws). This Agreement and the Seller's Documents do not and will not contravene any provision of the operating agreement of

Purchaser, any judgment,order, decree, writ or injunction, or any provision of any existing law or regulation and do not and will not violate any provisions of any agreement to which Purchaser is a party or to which it is subject.

     (c) Purchaser is not an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended "ERISA"), or Section 4975 of the. Internal Revenue Code of 1986, as amended (the "Code"), nor a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan to acquire the Property, Purchaser is not a "party in interest" (as that term is defined in Section 3(14)) of ERISA with respect to any Plan that is an investor in Seller, and Purchaser's acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     (d) Purchaser is not a tax exempt, non profit organization, institution or church.


     8. INTENTIONALLY OMITTED.

     9. EXCLUSIVITY.
        -----------

     Seller acknowledges that Purchaser will be expending funds and managerial time in connection with the further study of the purchase of the Property. Seller shall not solicit, advertise, enter into any contract or negotiations therefor regarding the Property with any other party commencing on the date hereof and continuing thereafter until the termination of this Contract.


     10. CONDITIONS PRECEDENT TO CLOSING.
         -------------------------------

     The following  shall be conditions  precedent to Purchaser's  obligation to
consummate  the  purchase  and  sale   transaction   contemplated   herein  (the
"Conditions Precedent"):

     (i) Purchaser  shall not have  terminated this Agreement in accordance with
Section 4,  Section  17(a) or Section  17(b) of this  Agreement  within the time
---------   -------------     --------------
periods described in said Sections.

     (ii) Title Company shall stand ready to issue, at the Closing, an ALTA Form B owner's policy of title insurance on the standard form issued in the State of New York (the "Title Policy"), insuring that Purchaser has insurable title to the Real Property as herein provided, dated the day of the Closing, with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions, and such other matters as the Title Company shall be willing, without premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Property.

     (iii) There shall be no breach, in any material respect, of any of Seller's representations, warranties or covenants set forth in Section 6 and Section 11, as of the Closing.

     (iv) Seller  shall have  delivered  to  Purchaser  the items  described  in
Section 12.

The  conditions  set forth in this  Section  10 are  solely  for the  benefit of
                                    -----------
Purchaser and may be waived only by Purchaser. Purchaser shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.

         11.      COVENANTS OF SELLER.
                  -------------------

     Seller hereby covenants with Purchaser, as follows:

     (a) After the date hereof and prior to the Closing, no part of the Property, or any interest therein, will be sold or otherwise transferred (including, without limitation, by entering into a new lease, or modifying or extending an existing lease, or creating a right of occupancy by operation of law) without Purchaser's consent.

     (b) Until the Closing, Seller, as commercially reasonable and consistent with past practices, shall keep the Property insured, (or cause the Property to be insured) against fire, vandalism and other loss, damage and destruction, provided, however, that Seller's insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

     (c) Until the Closing, Seller shall operate and maintain the Property in the manner being operated and maintained on the date of this Agreement.

     (d) Intentionally omitted.

     (e) Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     (f) Without first obtaining Purchaser's consent, Seller shall not enter into any contracts or other agreements which could bind Purchaser or the Property after the Closing.

     (g) Seller shall not alter the Property or consent to such alteration except to complete any improvements or non-structural changes, installations, or decorations which may be required by law.

     (h) Seller shall cause the Property to be maintained in its condition as of the date hereof, normal and reasonable wear and tear excepted.


         12.      SELLER'S CLOSING DELIVERIES.
                  ---------------------------

     At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

     (a) A statutory form of Bargain and Sale Deed without covenants against Grantor's Acts, executed by Seller, conveying the Real Property to Purchaser free and clear of all claims, liens and encumbrances except the Permitted Exceptions and matters arising by or through Purchaser (the "Deed").

     (b) An affidavit of title, acceptable to the title company, subject to the Permitted Exceptions and any other matters provided not in violation of Seller's obligations hereunder.

     (c) A Bill of Sale executed by Seller, in the form of Exhibit D attached hereto, conveying to the Purchaser title to the Personal Property, if any (the "Bill of Sale").

     (d) An affidavit certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code (the "Certificate of Non-Foreign Status").


     (e) A General Assignment executed by Seller, in the form of Exhibit E attached hereto, assigning to Purchaser the Service Contracts, the Permits and any warranties, guaranties and indemnities relating to the Property, to the extent that such items are assignable (the "General Assignment").

     (f) The Certificate of no change in Seller's  representations  set forth in
Section 6.

     (g) Such other documents, instruments and items that may be reasonably required by Purchaser and the Title Company in connection with the Closing;

     (h) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

         13.      PURCHASER'S CLOSING DELIVERIES.
                  ------------------------------

     At the Closing, Purchaser shall deliver to Seller:

     (a) The balance of the Purchase Price, together with such other sums as shall be required to pay Purchaser's share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 14 and 20 herein, in immediately available funds.

     (b) An executed counterpart of the General Assignment whereby Purchaser shall assume the obligations relating to the matters set forth in such documents.

     (c) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

         14.      PRORATIONS AND ADJUSTMENTS.
                  --------------------------

     (a) The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing, except as otherwise specified:

          (i) Ad valorem taxes and similar taxes/assessments relating to the Property for the most recently ascertainable ad valorem taxes and similar taxes/assessments shall be prorated between Seller and Purchaser as of 11:59 p.m. on the day prior to the Closing Date. Adjustments shall be made promptly after the issuance of such ad valorem taxes and assessments for the fiscal year in which the Closing Date occurs and in the fiscal year prior to the fiscal year of the Closing if applicable, and a final adjustment shall be made no later than the last date of the next fiscal year when the actual taxes are known. Any assessments after the Closing Date for prior years due to a change in land usage or ownership or other change in tax status of the Real Property, shall be prorated between Seller and Purchaser as of 11:59 p.m. on the day prior to the Closing Date, and a final adjustment shall be made no later than the last date of the fiscal year in which any such assessment shall be issued.

          (ii) All ordinary operating expenses and charges of the Property including, without limitation, public utility charges, maintenance, management and other service charges

(including ad valorem tax appeal contracts), expenses and charges under any service agreements (including, without limitation, the Service Contracts), and all other normal operating charges with respect to the Property shall be prorated at Closing effective as of 11:59 p.m. on the day prior to the Closing Date. If the exact amount of any item to be prorated is not known as of the Closing Date, the proration shall be based upon a reasonable estimate thereof made by Seller and as soon after the Closing as the exact amount of the item is known, the proration shall be adjusted, if necessary, and appropriate cash adjustments shall be made by Purchaser and Seller if necessary.

          (iii) If any refund of ad valorem taxes or similar taxes/assessments relating to the Property is made after the Closing Date for a period prior to the Closing, the same shall be applied to the costs incurred in obtaining same and the balance to Seller.

          Except  as set forth in this  Section  14,  all  items of  income  and
                                        -----------
expense which accrue for, the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of this Section 14 shall survive the Closing.
                   ----------

         15.      CLOSING.
                  -------

     The purchase and sale contemplated herein shall close (the "Closing") on or about one hundred twenty (120) days after the execution hereof, or on such other specific date and time mutually agreed to by the parties; provided, however, that Purchaser shall be entitled to extend the Closing Date for a period of thirty (30) days by depositing an additional sum of Fifty Thousand ($50,000) Dollars with the Escrow Agent and delivering notice thereof to Seller on or before the then scheduled Closing Date. If Purchaser shall so elect to extend the Closing Date, such additional deposit shall be deemed part of the Deposit for all purposes hereof. As used herein, the term "Closing Date" means the date and time that Seller delivers the Deed to Purchaser and Purchaser tenders to Seller the balance of the Purchase Price as required hereby.

         16.      CLOSING COSTS.
                  -------------

     Seller shall pay any realty transfer tax due in connection with the consummation of the transaction contemplated herein. Purchaser shall pay all costs and expenses incurred in connection with obtaining any financing for the purchase of the Property, including title, documentation and appraisal costs relating thereto, any title insurance premium payable in connection with Purchaser obtaining an ALTA owner's policy and any lender's policy of title insurance, the fee for recording the Deed and all other closing costs. Each party shall bear the expense of its own counsel.

         17.      RISK OF LOSS.
                  ------------

     (a) If prior to the Closing, the Building, or any part thereof, are materially damaged (as set forth in Section 17(d)), Purchaser shall have the
                                     --------------
right, exercisable by giving notice to Seller within twenty (20) days after receiving written notice of such damage or destruction (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder, and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents delivered hereunder shall be returned to the party delivering the same and Purchaser shall be responsible for any title fee, or (ii) to accept the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase Price and receive an assignment of all of Seller's right to any insurance proceeds (and pay to Purchaser any proceeds already received) payable by reason of such damage or destruction and a credit for the amount of any deductible. If Purchaser elects to proceed under clause
                                                                          ------
(ii) above,  Seller  shall not  compromise,  settle or adjust any claims to
----
such proceeds without Purchaser's prior written consent, but Seller shall cooperate with Purchaser in such settlement or adjustment and any legal actions in connection with same.

     (b) If prior to the Closing,  all or any material  portion (as set forth in
Section  17(d)) of the  Property  is  subject  to a taking by public  authority,
--------------
Purchaser shall have the right, exercisable by giving notice to Seller within twenty (20) days after receiving written notice of such taking (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder, and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents delivered hereunder shall be returned to the party delivering the same, and Purchaser shall be responsible for any title fee, or
(ii) to accept the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking (and pay to Purchaser any proceeds already received). If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to
-----------
such award without Purchaser's prior written consent, but Seller shall cooperate with Purchaser in such settlement or adjustment and any legal actions in connection with same. As used in this Section 17, "taking" shall mean any
                                          -----------
transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain.

     (c) In the event that prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Property in its then condition (without any abatement or reduction in the Purchaser Price) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller's rights to any insurance proceeds and the amount of any deductible or any award in connection with such taking, as the case may be (and to a payment/credit for any proceeds already received by Seller). In the event of any such non-material damage or taking, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser's prior written consent.

     (d) For the purpose of this Section 17,  damage to the Property or a taking
                                 ----------
of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed One Hundred Thousand ($100,000) Dollars.

     (e) Seller shall promptly notify Purchaser of any casualty or any actual or threatened condemnation affecting the Property. Any such notice relating to casualty shall be accompanied by Seller's selection of an architect or engineer to determine the cost of repair and/or replacement.


         18.      DEFAULT.
                  -------

     In the event Seller willfully defaults in its obligations under this Agreement, Purchaser shall, at Purchaser's sole option, either (i) have the right to terminate this Agreement and receive the return of the deposit, interest and third-party costs, or (ii) have the right to have all remedies at law and in equity, including, without limitation, specific performance. In the event Purchaser defaults in failing to close under this Agreement, Seller shall be entitled to retain the Deposit as its sole and exclusive remedy.

         19.      BROKER'S COMMISSION.
                  -------------------

     Purchaser and Seller each represents and warrants to the other that no brokerage commission, finder's fee or other compensation is due or payable with respect to the transaction contemplated hereby. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser's representations and warranties contained in this Section 19. Seller hereby
                                                     ----------
agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller's representations and warranties contained in this Section 19. The
                                                                -----------
provisions of this Section 19 shall survive the Closing.
                   ----------

         20.      1314 BOWERY ASSIGNMENT AND ASSUMPTION OF LEASE.
                  ----------------------------------------------

     (a) Seller and Purchaser hereby agree that simultaneous with the Closing, Seller shall assign to Purchaser, and Purchaser shall assume from Seller, in accordance with the terms of an assignment of lease, all rights and obligations of tenant under that certain lease (the "Nathan's Lease"), dated November 17, 1967, as amended on September 30, 1988, by and between Ida's Realty Corp., as landlord ("Landlord"), and Namasil Realty Corp., an affiliate of Seller, as tenant ("Tenant"), with respect to the property located at 1314 Bowery, a/k/a Block 7074, Lot 310, Brooklyn, New York (the "Ida's Property"), a copy of which is annexed hereto as Exhibit G, which Nathan's Lease is subject to that certain Lease by and between Seller, as successor in interest to Tenant, and Luna Operating Corp., dated December __, 1994, as amended, a copy which is annexed hereto as Exhibit F (the "Sublease") (Note: the Sublease is part of the same document which contains the direct lease between Seller and Luna Operating Corp.). Notwithstanding anything to the contrary contained herein, Seller shall not request that the Nathan's Lease be assigned to Purchaser until Seller is directed to do so by Purchaser.

     (b) In connection with the assignment and assumption of the Nathan's Lease, Purchaser agrees to pay to Seller the sum of $500,000 (the "Assignment Price"). The Assignment Price shall be paid as follows:

          (i) In the event Purchaser (or Purchaser's affiliate) purchases the Ida's Property on or before the Closing Date, Purchaser shall pay to Seller the full Assignment Price on the Closing Date; or

          (ii) In the event Purchaser has not purchased the Ida's Property by the Closing Date, Purchaser shall pay to Seller the sum of $100,000 on the Closing Date, and the balance of the Assignment Price shall be payable by Purchaser to Seller on or before the earlier of the following to occur: (1) 3 years after the Closing Date; or (2) 6 months after the closing on the purchase of the Ida's Property.

     (c) Seller represents and warrants to Purchaser that: (i) neither Seller nor Tenant has in any manner encumbered Tenant's leasehold estate under the Nathan's Lease, (ii) Tenant has good title to and has not previously assigned or otherwise transferred its interest in the Nathan's Lease, except as set forth in the Sublease, and (iii) there are no existing defaults by Tenant under the Nathan's Lease, or event of default by Tenant or a condition or event which, with the giving of notice, the passage of time, or both, would constitute a default under the Nathan's Lease.

     (d) Seller covenants that after the date hereof, neither Seller nor Tenant shall exercise any right that it may have as tenant under the Nathan's Lease (except to collect rent from Luna Operating Corp., the subtenant) or to otherwise modify, terminate, surrender or extend the Nathan's Lease without first obtaining Purchaser's prior written consent; provided however, they may collect rent and otherwise derive the economic benefits under the Nathan's Lease. Until the Closing, Seller shall perform all covenants and obligations of tenant under the Nathan's lease, and shall comply with all conditions required by the Nathan's Lease to be performed or complied with prior to the Closing. Seller shall deliver to Purchaser copies of any notice or other communication delivered by Landlord or otherwise relating to the Ida's Property. Further, Seller shall deliver to Landlord any notice or other communication requested by Purchaser. Seller and Tenant shall not grant or withhold any consent or approval which it is required or permitted to give pursuant to the Nathan's Lease or waive or refuse to waive any condition or provision thereof or take or fail to take any other action with respect thereto, without first giving Purchaser written notice of any proposed consent or approval or waiver or other action, and Seller shall grant or deny any reasonable consent or approval or waiver or take or forbear taking any action as Purchaser shall direct.

     (e) In the event, for any reason, Landlord does not approve of the assignment of the Nathan's Lease to Purchaser, Seller shall, at the direction and cost of Purchaser (and using counsel directed by Purchaser), commence an action to pursue the rights of Seller to assign the Nathan's Lease to Purchaser. Seller shall use its best efforts to obtain the assignment under the direction of Purchaser. Seller does not warrant that it will be successful in its efforts to assign the Nathan's Lease, and Seller's degree of success shall have no bearing on Purchaser's obligation to pay the Assignment Price and to comply with the terms of subsection (f) hereunder.

     (f) Purchaser agrees that after the Closing:

          (i) Purchaser and its affiliates shall not permit any occupant or tenant of the Premises or Ida's Property to sell frankfurters or hot dogs except for Seller;

          (ii) Upon the completion of development plans for the stuctures to be built upon the Land and the Ida's Property (the "Development"), and prior to the commencement of any leasing activities in connection therewith, Purchaser shall offer Seller the first opportunity to lease space within the Development for the purpose of operating one or more "Nathan's Famous" restaurants therein. The rights granted to Seller in this subparagraph shall be on a one-time only basis (i.e., should Seller fail to accept to lease such offered space, Purchaser shall have no further obligation to continue to offer Seller the right to lease space within the Development).

          (iii) Purchaser will assume, pay and discharge all liabilities and obligations of the tenant under the Nathan's Lease, whether or not the Nathan's Lease has been assigned to Purchaser.

     (g) Seller agrees that as of the Closing, all benefits under the Sublease shall be assigned to Purchaser, including the right to collect rent and additional rent.

     (h) The provisions of this Section 20 shall survive the Closing.


     21. INDEMNIFICATION.
         ---------------

     Seller shall defend, indemnify, and hold harmless Purchaser from all loss, expense (including reasonable counsel fees), damage, and liability resulting from (a) claims of mechanics and materialmen based on work performed on or at the Property prior to the Closing, (b) claims of whatever nature (including, without limitation, for bodily injury, wrongful death, or property damage) against Purchaser or the Property based on causes of action which arose or accrued prior to the Closing, and (c) claims by Tenants, employees, contractors under Service Contracts, or utility companies, with respect to matters that occurred or obligations which accrued prior to the Closing.

     22. MISCELLANEOUS.
         -------------

     22.1 Each individual and entity executing this Agreement hereby represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

     22.2 This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     22.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

     22.4 Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including nationally recognized overnight courier (e.g., Federal Express) or courier service), by
                               ----
electronic communication, whether by telex, telegram or facsimile (if confirmed in writing sent by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


Purchaser:                     Thor Realty, LLC
                               139 Fifth Avenue
                               New York, NY 10010
                               Attention:  Joseph J. Sitt
                               Telephone: (212) 529-5055
                               Facsimile: (212) 460-9200

With a copy to:                Morris Missry, Esq.
                               Wachtel & Masyr, LLP
                               110 East 59th Street
                               New York, New York  10022
                               Telephone: (212) 909-9500
                               Facsimile:  (212) 909-9448

Seller:                        Nathan's Famous Operating Corp.
                               1400 Old Country Road, Ste. 400
                               Westbury, NY 11590
                               Attention: Eric Gatoff
                               Telephone:  516-338-8500
                               Facsimile:  516-338-7220

With a copy to:                Kramer, Coleman, Wactlar & Lieberman, P.C.
                               100 Jericho Quadrangle
                               Jericho, New York 11753
                               Attention: Edward I. Kramer, Esq.
                               Telephone: (516) 822-4820
                               Facsimile:  (516) 822-4824

Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication, or three (3) days after being placed in the U.S. Mail, if mailed.

     22.5 The parties agree to execute such instructions to Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

     22.6 The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

     22.7 Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     22.8 The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

     22.9 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     22.10 If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 22.11 shall survive the entry of any judgment,
                         --------------
and shall not merge, or be deemed to have merged, into any judgment.

     22.11 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Seller or Purchaser hereunder shall be transferred or assigned by Seller or Purchaser without the prior written consent of the non-assigning party, except that Purchaser may assign its interest hereunder to any affiliate without Seller's consent.

     22.12  Exhibits A through G  inclusive,  attached  hereto are  incorporated
            ----------         -
herein by reference.

     22.13 Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

     22.14 A memorandum of this Agreement may be recorded or filed in the public land or other public records of any jurisdiction by either party and each party agrees to execute such memorandum upon the request of the other party.

     22.15 Each party agrees that except as otherwise set forth in this Agreement or provided by law or unless compelled by an order of a court it shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential (except that Purchaser may disclose such, matters in accordance with the provisions of Section 9 above) and further
                                                    ---------
agrees to refrain from or participating in any publicity statement, press release, or other public notice regarding this transaction without the prior written consent of the other party unless required under applicable law or by a court order.

     22.16 Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement; and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.

     22.18 In the event that any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


SELLER:                                     NATHAN'S FAMOUS OPERATING CORP.
                                            A Delaware corporation



                                            By: \s\Wayne Norbitz, Pres.
                                               -------------------------------
                                            Name:  Wayne Norbitz
                                                 -----------------------------
                                            Its: President
                                                 -----------------------------

PURCHASER:                                  THOR REALTY, LLC
                                            A New York limited liability company



                                            By: \s\Joseph J. Sitt
                                                ------------------------------
                                            Name: Joseph J. Sitt
                                                 -----------------------------
                                            Its:  President
                                                 -----------------------------